Exhibit 10.28

[Important] In order to protect the legitimate rights and interests of the borrower, the borrower shall carefully read and fully understand all the terms of this contract (especially the exemption or limit liability, legal application and dispute resolution terms, and other bold font terms), please pay special attention to the loan contract loan issue conditions, line contract article 7 payment and overdue collection arrangement and liability for breach of contract. If the Borrower does not agree or cannot accurately understand any of the terms of this Contract, or has any problems in the application or use of the Loan Services, it may consult, complain and advise to the Lender through 95384. The Contract shall come into force immediately if the borrower or the authorized representative of the borrower confirms that the borrower has read and agreed to the Contract and agrees to sign the Contract with an electronic signature.

Loan Contract: WYQYJK20220916

Contract Number: KCDJJXS020221028035417

Given: the borrower and the bank through equal consultation, the borrower to the bank for loan line / comprehensive credit line, both parties according to the relevant laws and regulations, entered into a contract for number E D X O 2 0 2 2 1 0 2 8 0 4 3 4 2 4 "loan line contract" or "comprehensive credit line contract" (specific contract name shall be signed by both parties, hereinafter referred to as the "line contract"). To apply for a loan to the bank, the borrower and the bank signed the loan contract (hereinafter referred to as the "this contract") as a single loan contract under the line contract, the relevant contract (including but not limited to the loan purpose, the borrower statement and commitment, liability for breach of contract) and related guarantee also applies to this contract.

Article 1 borrowing elements (borrowing)

Lender (Party A): Shenzhen Qianhai WeBank Co., Ltd

The Borrower (Party B) Name of the borrower: Shenzhen Bestman Precision Instrument Co., LTD

Borrower's residence: 8th floor, Yifang Building, No.315 Shuangming Avenue, Dongzhou Community, Guangming Street, Guangming District, Shenzhen City

The Borrower's E-mail address (email address):

Legal representative / or operator / or person in charge:

Email address of legal representative / or operator / or responsible person:

Mobile phone number of the legal representative / or the operator / or the person in charge (electronic delivery of the mobile phone number):

Loan information

Loan amount: 510,000

Loan Term: 2 4 periods

Annual interest rate of loan: 5.5 4 0 4% for 1 to 3; 5.5 4 0 4% for 4 to 2 4; and the one-year market quotation rate (LPR) + 1.8 9 0 4% for the latest loan announced by the National Interbank Lending Center on one working day before the signing of this Contract.

Loan Date: 2 022 / 10 / 28

Due date: 2 024 / 10 / 28

Use of the loan: Party B's working capital turnover

Mode of payment: ☒ Independent payment: ☐ entrusted payment

Collection information

Account name: Shenzhen Bestman Precision Instrument Co., LTD

Receipt Account No.:

Collection bank: Huaxia Bank

Repayment information

Repayment account name: Shenzhen Bestman Precision Instrument Co., LTD

Repayment account No.:

Repayment date: the 28th day of each month

Payment of principal and interest: the repayment plan shown to Party B on the financing platform page shall prevail.

Operators: Bai Yong

Special reminder: If the actual loan date is inconsistent between the system and the loan element table, the actual loan date of Party A's system shall prevail; the maturity date may change according to the change of the loan date, and the actual maturity date of Party A's system shall prevail. The loan interest rate is based on the latest one-year loan market quotation rate announced by the National Interbank Lending Center on one working day prior to the signing of this Contract (LPR) Add and minus point formation. The loan under this loan contract shall adopt an annualized fixed interest rate, with interest calculated on the actual days of the loan. Loan issued, using the single interest calculation method to implement the established interest rate unchanged, not affected by LPR adjustment. Daily interest rate = APR / 360.

Article 2 Issuance of loans

2.1 Party A shall have the right to review the following matters before issuing the loan, and decide whether to issue the loan amount according to the review results:

(1)	Whether Party B has completed the legal procedures (if any) related to the government licensing, approval, registration and delivery of the loan under this Contract in accordance with the relevant laws and regulations;

(2)	Whether the guarantee contract in connection with the quota contract and / or this Contract has taken effect (if any);

(3)	Whether Party B has paid off the fees related to this Contract (if any);

(4)	Whether Party B meets the loan conditions agreed herein;

(5)	Whether Party B and the guarantor (if any) have undergone any adverse changes in their operating and financial conditions;

(6)	Whether Party B's willingness to repay and the guarantor (if any guarantee) changes;

(7)	Whether Party B violates this contract occurs.

2.2 The loan under this contract is not a recyclable loan.

2.3 Before the issuance of the loan, if the national macro-control policy changes, the regulatory authorities require Party A to control the credit scale or the credit investment, or If Party A is unable to issue the loan under this Contract due to party A's fund arrangement, Party A has the right to stop issuing the loan or terminate this Contract, and Party B has no objection thereto it.

2.4 Party B shall use the loan hereunder for the purposes agreed in Article 1 hereof and shall not use the loan funds for the following purposes:

(1)	Purchase and repayment of housing mortgage loans;

(2)	Purchase of investment in stocks, bonds, futures, financial derivatives and asset management products;

(3)	Fixed assets and equity investment;

(4)	Other uses prohibited by laws and regulations.

2.5 Loan issuance and payment

(1)	For the loan paid independently, Party A shall issue the loan funds to the public account provided by Party B to Party A according to Party B's withdrawal application, and Party B shall independently pay the loan to the counterparty conforming to the agreed purpose.

(2)	For the entrusted loan, Party A shall directly pay the loan funds to the account designated by the counterparty designated by Party B according to Party B's withdrawal application and payment entrustment. Party B undertakes to provide the business contract and other documents related to the payment application as required by Party A, and guarantees that the aforementioned proof materials are true, legal and valid.

(3)	In order to meet the provisions on the payment account in the business contract signed with the counterparty, Party B entrusts Party A to pay the loan funds to the designated account designated by Party B through an internal account opened by Party B's legal representative / or the operator / or responsible person in Party A.

2.6 Loan management

After the loan is issued, Party A shall have the right to request Party B to provide the transaction object, the payment amount and other information and the corresponding business contract and other certification materials through the financing platform and other ways required by Party A, and regularly inform Party A of the payment of the loan funds. Party A shall have the right to check and supervise the use of the loan funds through account analysis, voucher inspection, self-visit or appointing a third-party service agency for on-site investigation, and shall have the right to require Party B to summarize and report the use of the loan funds according to the situation, and Party B shall cooperate.

2.7 If Party A repeatedly makes the loan, or should not make the loan due to party A's system reasons or loan channels, Party B authorizes Party A to directly deduct the excess amount and the amount that should not be paid repeatedly from Party B's repayment account and collection account.

Article 3. Repayment

3.1 Party b shall according to party a through financing platform (refers to the borrower can through the loan application, signing, repayment query Internet operation page, including but not limited to by party a operation or approved mobile phone client, WeChat public, H5 page, PC website, etc., the same below) interactive page for party b shows the repayment amount and date of repayment.

3.2 Party B shall take the initiative to check the transaction details through the financing platform to confirm the transaction content. The transaction records under this Contract kept by Party A are all authentic credentials for the use of the loan and are binding on Party B. Party B shall not deny the loan behavior or the transaction payment on the grounds that it has not received the statement or cannot see the transaction details.

3.3 Repayment account: refers to the bank account provided by the borrower for applying for and using the loan service to the lender (including the special internal repayment account established by Party A for Party B). The repayment account shall be subject to Article 1 hereof.

Party B shall not change or cancel the loan principal, interest and expenses (including but not limited to the attorney fees, litigation costs, arbitration fees, travel fees, announcement fees, service fees, execution fees, transfer fees, etc.).

3.4 Advance repayment agreement

When there are multiple outstanding loans, if Party B applies for advance settlement, Party A shall have the right to limit the order and lower limit of the loan amount settled by Party B in advance, with the final review result of Party A after accepting Party B's application for advance repayment as shall prevail. If the loan is settled in advance and examined and approved by Party A, the liquidated damages for repayment in advance shall be exempted.

☐ Party B has the right to apply for early settlement, but it cannot settle it in advance on the date of the loan.

☒ Party B shall not repay the money in advance within 1 8 0 natural days after the withdrawal.

☐ Party B shall not voluntarily settle the loan in advance.

3.5 Party A has the right to require Party B to repay through the system by one of the following two repayment methods:

(1)	Voluntary repayment: Party B shall voluntarily repay the principal and interest of the loan and related expenses to Party A.

(2)	Automatic repayment (withholding repayment): Party B shall deposit the full amount in the repayment account the day before the agreed repayment date. Party B hereby authorizes Party A to deduct the loan principal, interest and expenses (if any) under this Contract from the repayment account.

3.6 Party B hereby confirms and authorizes that when the balance of the repayment account is insufficient, Party A has the right to reduce the amount of deduction and deduct the deduction in multiple installments. If automatic deduction fails due to various reasons (including but not limited to insufficient balance of repayment account), Party B hereby authorizes Party A to deduct or (if any) from Party B's account (if any) for the loan principal, interest and expenses (if any) due or due in Party A or the cooperative financial institution (if any), until all debts of Party B are paid off.

3.7 Party B shall repay the principal, interest and expenses (if any) of the loan due hereunder on time and in full amount. If party A fails to repay in full and on time for any installment period, Party A shall have the right to declare that the loan expires immediately and require Party B to repay all the loans, and collect a penalty interest on all the overdue loans from the date of overdue payment.

3.8 Party B hereby authorizes that if Party B returns, withdraws the lease or fails to repay the principal and interest of the loan under the quota contract in full and on time, Party A shall have the right to deduct the funds from the deposit, advance payment, rebate payment and other funds of Party B to repay the principal and interest under the quota contract; At the same time, Party B authorizes Party B's deposit, advance payment, rebate payment and other funds to Party A, or return it to Party B's repayment account in Party A for repaying the principal and interest under the quota contract.

3.9 Party B agrees that Party A has the right to provide Party B in order to conduct post-loan management, scientific and reasonable control of the credit line and better provide credit granting services to Party B Credit granting information, loan and repayment information are provided to the following enterprises: /

3.10 Party b agrees that party a shall have the right to its rights under this contract and based on this contract for all or part of the creditor's rights, through the transfer of creditor's rights, asset securitization and other ways to a third party without party b consent, and party a shall have the right to choose to telephone, SMS, email, WeChat, announcement, platform or platform message on the creditor's rights transfer matters notify party b. In particular, party a has the right to provide the credit information, loan and repayment information obtained under this contract to the assignee and the intermediary and providing services, including in the process of providing the credit information, loan and repayment information to the transferee and potential transferee for the purpose of due diligence.

Article 4 Supplementary Provisions

4.1 If the relevant contents of "loan IOU" are agreed upon in the quota contract, it has been shown to article 1 "loan elements (loan IOU)" of this contract. The adjustment of the data display location does not affect the validity of the relevant terms of the quota contract.

4.2 Other matters not covered herein shall be subject to the quota contract.

Annex I:

Stable post commitment

Borrower commitment, according to the requirements of the national, provincial, municipal stable jobs, create conditions to promote employment, stable jobs, no layoffs, less layoffs, lenders issued loans for unit liquidity purposes, including but not limited to worker wages, pay social insurance premiums, job-transfer training, skills promotion training and borrowers other liquidity needs.

At the same time, the borrower promises to pay unemployment insurance premiums in full for the employees in accordance with the law, take the initiative to assume social responsibilities, and take effective measures not to lay off employees or the layoff rate is lower than the registered urban unemployment rate in this city.

If it is inconsistent with the commitment, the borrower shall bear the responsibility.

Annex II:

Letter of Fund Use Commitment

The Borrower undertakes to use the loan hereunder in accordance with the purposes agreed upon in Article 1 hereof, and shall not use the loan funds for the following purposes:

(1)	Purchase and repayment of housing mortgage loans;

(2)	Purchase of investment in stocks, bonds, futures, financial derivatives and asset management products;

(3)	Fixed assets and equity investment;

(4)	Other uses prohibited by laws and regulations.

Party A shall have the right to supervise the use, whereabouts and use of the borrowed funds by means of account analysis, voucher inspection, visiting or appointing a third-party service agency to conduct on-site investigation, and shall have the right to require Party B to summarize and report the use of the loan funds according to the situation, and Party B shall cooperate.

Once Party A finds that the loan is misappropriated in the real estate field, it will immediately recover the loan, reduce the credit line, and investigate Party B for corresponding legal liabilities.

(This page is the signature page of the Loan Contract No. K C D J J X S 0 2 0 22 1 0 2 8 0 3 5 4 1 7)

Party A (seal):

Signing Date: October 2 8,2 0 2 2

Party B (seal):

Signing Date: October 2 8,2 0 2 2